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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Statements on Form S-8 (No. 33-84610, No. 33-83018, No. 33-99862, No. 33-99864, No. 333-
1620, No. 333-34693, No. 333-34695, No. 333-42653 and No. 333-46887) of Total
Renal Care Holdings, Inc. of our report dated February 16, 1998, except as to
Note 17 which is as of March 30, 1998, appearing on page F-1 in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.

Price Waterhouse LLP

Seattle, Washington
March 30, 1998